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                                                                     EXHIBIT 3.1


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           GENERAL SEMICONDUCTOR, INC.


                  The undersigned, Stephen B. Paige, certifies that he is the Senior Vice President, General Counsel and Secretary of General Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

                  (1) The name of the corporation is General Semiconductor, Inc. The Corporation was originally incorporated under the name FLGI Holding Corp.

                  (2) The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 28, 1990.

                  (3) A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on August 9, 1990, a Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 13,1990, a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on February 26, 1992, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 30, 1992, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 4, 1992, a Certificate of Correction was filed with the Secretary of State of the State of Delaware on June 16, 1992, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 2, 1993, and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 21, 1997.

                  (4) This Restated Certificate of Incorporation restates and integrates the provisions of the original Certificate of Incorporation of the Corporation as heretofore amended or supplemented and has been duly adopted in accordance with Section 245 of the General Corporation Law of Delaware (the "GCL").

                  (5) Pursuant to Section 103(d) of the GCL, this Restated Certificate of Incorporation shall become effective immediately upon filing with the Secretary of State of the State of Delaware (the "Effective Date").

                  (6) The text of the Restated Certificate of Incorporation of the Corporation is again restated to read in its entirety as follows:

                           FIRST: The name of the Corporation is General
                  Semiconductor, Inc.

                           SECOND: The address of the Corporation's registered
                  office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
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                           THIRD: The purpose of the Corporation is to engage in
                  any lawful act or activity for which corporations may be organized under the GCL as set forth in Title 8 of the Delaware Code.

                           FOURTH: The aggregate number of shares of all classes
                  of capital stock which the Corporation shall have authority to issue is (i) 400,000,000 shares of common stock, par value $.01 per share (the "New Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

                           At 5:15 p.m., on July 25, 1997 (the "Effective
                  Time"), each four shares of the common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be reclassified as and converted into one fully paid and nonassessable share of New Common Stock as herein authorized (the "Reverse Stock Split"), subject to the treatment of fractional share interests as described below. Such reclassification and conversion of Old Common Stock into New Common Stock shall not change the par value per share of the shares reclassified and converted, which par value shall remain $.01 per share. The reclassification of the Old Common Stock into New Common Stock, will be deemed to occur at the Effective Time, regardless of when the certificates representing such Old Common Stock are physically surrendered to the Corporation. After the Effective Time, certificates representing the Old Common Stock will, until such shares are surrendered to the Corporation, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant hereto. The Corporation is authorized to use a book-entry transfer facility to reflect ownership of the New Common Stock; however, upon request and in accordance with the procedures of any such book-entry transfer facility and Delaware law, stockholders shall be entitled to receive a certificate representing shares of New Common Stock.

                           Fractional shares of New Common Stock shall not be
                  issued in connection with the Reverse Stock Split. Fractional shares of New Common Stock shall be aggregated into whole shares of New Common Stock and shall be sold in the open market at prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests of New Common Stock, such holders shall then receive a cash payment equal to the amount of their pro rata share of the total sale proceeds.

                           Following the Effective Time, the capital of the
                  Corporation shall be reduced to reflect the change in the outstanding shares of the Corporation.

                           Shares of the Preferred Stock of the Corporation may
                  be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                           FIFTH: The business and affairs of the Corporation
                  shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be from time to time fixed by, or in the manner provided in, the By-laws of the


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                  Corporation.

                           SIXTH: Subject to the rights, if any, of the holders
                  of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

                           SEVENTH: A director of the Corporation shall not be
                  personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation or otherwise shall not apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                           EIGHTH: The Corporation shall, to the fullest extent
                  permitted by Delaware law, indemnify any person (the "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Corporation to procure judgement in its favor) (a Proceeding") by reason of the fact that the Indemnitee is or was a director or officer of the Corporation, or is or was serving another entity in such capacity at the request of the Corporation, against all expenses and liabilities actually and reasonably incurred by the Indenmitce in connection with the defense or settlement of such Proceeding (including attorneys' fees).

                           NINTH: The Corporation reserves the right to rescind,
                  amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                           TENTH: In furtherance and not in limitation of the
                  powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

                           ELEVENTH: Whenever a compromise or arrangement is
                  proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a


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                  meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation

                           TWELFTH: Elections of directors need not be by
                  written ballot unless the By-laws of the Corporation shall otherwise provide.


                           IN WITNESS WHEREOF, General Semiconductor, Inc. has
                  caused this Restated Certificate of Incorporation to be signed by Stephen B. Paige, its Senior Vice President, General Counsel and Secretary, this 10th day of March, 1999.

                                    GENERAL SEMICONDUCTOR, INC.

                                    By: /s/ Stephen B. Paige
                                    ----------------------------------------
                                    Stephen B. Paige Senior Vice President,
                                    General Counsel and Secretary


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                          GENERAL SEMICONDUCTOR, INC.
                     CERTIFICATE OF DESIGNATION, PREFERENCES
                   AND RIGHTS OF SERIES A JUNIOR PARTICIPATING
                                 PREFERRED STOCK

                            (Pursuant to Section 151
            of the General Corporation Law of the State of Delaware)


                  I, Stephen B. Paige, Senior Vice President, General Counsel and Secretary of General Semiconductor, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, do hereby certify:

                  That pursuant to the authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors on January 6, 1997, adopted the following resolution creating a series of 400,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

                  WHEREAS, the Certificate of Incorporation provides that the Corporation is authorized to issue 20,000,000 shares of preferred stock, none of which are outstanding, now therefore it is.

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article FOURTH of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Junior Participating Preferred Stock (the "Participating Preferred Stock"), to consist of four hundred thousand (400,000) shares, par value $.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

                  1. Future Increase or Decrease. Subject of paragraph 4(e) of this resolution, the number of shares of said series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of such series may be outstanding at such time of increase or decrease.

                  2.       Dividend Rate.

                           (a) The holders of shares of Participating Preferred
Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each November, February, May and August in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) 1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock.

                           (b) On or after the first issuance of any share or
fractional share of Participating Preferred Stock, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Participating Preferred Stock as provided in paragraph (a) above; and the declaration of any such dividend on the Common Stock shall be expressly conditioned


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upon payment or declaration of and provision for a dividend on the Participating
Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Participating Preferred
Stock shall nevertheless be payable on such subsequent Quarterly Dividend
Payment Date.

                           (c) Dividends shall begin to accrue and be cumulative
on outstanding shares of Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Participating Preferred Stock entitled to receive payment of a dividend distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  3. Dissolution, Liquidation and Winding Up. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Participating Preferred Stock shall receive at least $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Participating Preferred Stock shall be entitled to receive at least an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock (the "Participating Preferred Liquidation Preference").

                  4. Voting Rights. The holders of shares of Participating Preferred Stock shall have the following voting rights:

                           (a) Each share of Participating Preferred Stock shall
entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation.

                           (b) Except as otherwise provided herein, or by law,
the Certificate of Incorporation or the Amended and Restated By-laws of the Corporation (the "By-laws"), the holders of shares of Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                           (c) If and whenever dividends on the Participating
Preferred Stock shall be in arrears in an amount equal to six quarterly dividend payments, then and in such event the holders of the Participating Preferred Stock, voting separately as a class (subject to the provisions of subparagraph
(d) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting to elect two (2) directors. Each share of Participating Preferred Stock shall be entitled to one vote, and holders of fractional shares shall have the right to a fractional vote. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right of the holders of Participating Preferred Stock to elect directors may be exercised until all dividends in default on the Participating Preferred Stock shall have been paid in full, and dividends for the current dividend period declared and funds therefor set apart, and when so paid and set apart, the right of the holders of Participating Preferred Stock to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a


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certificate executed by the President and the chief financial officer of the
Corporation and delivered to the Board of Directors. The directors so elected by holders of Participating Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

                  At any time when such special voting rights have been so vested in the holders of the Participating Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more of the number of shares of the Participating Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation in the State of New York, shall, call a special meeting of the holders of the Participating Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within forty (40) days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting (i) if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders or (ii) if at the time any such request is received, the holders of Participating Preferred Stock are not entitled to elect such directors by reason of the occurrence of an event specified in the third sentence of subparagraph
(d) below.

                           (d) if, at any time when the holders of Participating
Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 4, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Certificate of Incorporation, as in effect at the time of the certificate of designation for such series, and if the terms for such other additional series so permit, the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Participating Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Participating Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation from the holders of not less than 10% of the then outstanding shares of Participating Preferred Stock, then such directors so previously elected will be deemed to have been elected by and on behalf of the holders of Participating Preferred Stock as well as such other series, without prejudice to the right of the holders of Participating Preferred Stock to vote for directors if such previously elected directors shall resign, cease to serve or fail to stand for reelection while the holders of Participating Preferred Stock are entitled to vote. If the holders of any such other series are entitled to elect in excess of two (2) directors, the Participating Preferred Stock shall not participate in the election of more than two (2) such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Participating Preferred Stock; provided that, if at the expiration of such terms the holders of Participating Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph 4, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in subparagraph
(c)) of holders of Participating Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph 4) to be held on or prior to the time of expiration of the expiring terms referred to above.

                           (e) Except as otherwise set forth herein or required
by law, the Certificate of Incorporation or the By-laws, holders of Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action. No consent of the holders of outstanding shares of Participating Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to: (i) increase the number of authorized shares of Participating Preferred Stock or to decrease such number to a number not below the sum of the number of shares of Participating Preferred Stock then outstanding and the number of shares with respect to which there are outstanding rights to


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purchase; or (ii) to issue Preferred Stock which is senior to the Participating
Preferred Stock, junior to the Participating Preferred Stock or on a parity with the Participating Preferred Stock.

                  5. Redemption. The shares of Participating Preferred Stock shall not be redeemable.

                  6. Conversion Rights. The Participating Preferred Stock is not convertible into Common Stock or any other security of the Corporation.

                  IN WITNESS WHEREOF, the undersigned Senior Vice President, General Counsel and Secretary of the Corporation declares under penalty of perjury the truth, to the best of his knowledge, of this Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock.

                  Executed this 10th day of March, 1999 in Melville, New York



                                         By: /s/ Stephen B. Paige
                                             ----------------------------------
                                             Stephen B. Paige,
                                             Senior Vice President,
                                             General Counsel and Secretary

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